Exhibit 99.1

Herman DeBoard – President Liquid Spins, Inc. 5525 Erindale Drive Colorado Springs, CO 80918	October 2, 2012

 Term Sheet
Sale of assets of Liquid Spins, Inc.
Non-Binding & Contingent

Dear Mr. DeBoard:

The following sets forth the basic terms upon which Max Sound Corporation (hereinafter MAXD) would be prepared to purchase the Assets of Liquid Spins Inc. (hereinafter LSI). The terms are non-binding and not comprehensive and we expect that additional terms, including reasonable warranties and representations, will be incorporated into a formal agreement (the “Agreement”) to be negotiated. The basic terms are as follows:

1.           Purchaser:   Max Sound Corporation, and or assigns

2.           Seller:  Liquid Spins Inc,

3.           Assets:  All of the Assets of Liquid Spins Inc. in their entirety as described in Schedule “B” attached herewith plus all cash in cash accounts of LSI.

4.           Purchase Price: $10,000,000 in the form of MAXD 144 restricted common shares (valued on the execution date of the signing of the formal agreement based on the ten (10) day moving average of the preceding ten (10) trading days closing prices) payable in a stock swap to existing Liquid Spins, Inc. shareholders valuing LSI shares at an estimated .42 per share subject to any adjustments necessary to equal the purchase price.

5.           Access to Information:  Immediately upon execution of this Letter of Intent, the Purchaser and its advisors will have full access during normal business hours to copies of all documents pertaining to Liquid Spins Inc. and within the Seller’s control, including appraisal, title, contracts, traffic, financials, and all other studies, notices or information pertaining to the status of the Assets. The documents that are copied or delivered (the “Materials”) will be listed and referred to in the Agreement.

6.            Condition(s) Precedent:  The obligation of the Purchaser to purchase the Assets will be subject to satisfaction or written waiver by the Purchaser of the following condition(s) (the “Condition(s) Precedent”) within 30 days after execution and delivery of the Agreement.

• completion of satisfactory physical inspections of the Assets of LSI

• approval of the six major record labels as to the continuation of the contracts with the change of control from LSI to MAXD;

• completion of satisfactory due diligence and examinations of the Assets and contracts of LSI;

• satisfactory review of title to the Assets and Financial Statements of LSI;

Initials  GH

• approval of the Officers/Directors of MAXD and LSI;

• approval of the majority shareholders of LSI being obtained;

• the successful signings of employment agreements of key LSI personnel that MAXD deems to be in its best interest to become part of the MAXD team and management team

• completion of any portion of LSI’s existing stock offering to existing shareholders

• negotiation and settlement with existing LSI debt holders acceptable to MAXD

7.             Return of Materials:  The Materials will be returned to the Seller or destroyed if the Agreement is not executed within the time provided.

8.             Closing:  The Closing will occur not later than 7 days following the satisfaction or written waiver by the Purchaser of the Condition(s) Precedent.

9              Costs:  The Purchaser and the Seller will each bear their own expenses in connection with this Letter of Intent and the completion of the purchase and sale of the Assets.

10.           Confidentiality:  All negotiations regarding the Assets will be confidential and will not be disclosed to anyone other than respective advisors and internal staff of the parties and necessary third parties, such as lenders or equity investors approached for financing. No press or other publicity release will be issued to the general public concerning the proposed transaction without mutual consent, unless required by law, and then only upon prior written notice to the other party.

11.           Purchase and Sale Agreement:  After the execution of this Letter of Intent, the Purchaser will prepare a draft of the formal Agreement for the Seller’s review.

12.           Acquisition of Corporation:  The title to the Assets are held one hundred percent by Liquid Spins Inc., upon completion of the asset purchase the Purchaser will be entitled at its option to purchase the remaining corporation for the sum of $10.00, and the Seller will convey the beneficial interest in the Corporation to the Purchaser at Closing. To the extent possible, Purchaser agrees to structure the asset purchase in an effort to assist the selling shareholders of Liquid Spins, Inc to obtain a tax-free exchange, however, Purchaser has no obligation to do anything in this regard that is not in its best interest.

13.           Good Faith Negotiations:  Both the Purchaser and the Seller will act honestly, diligently and in good faith in their respective endeavors to negotiate, settle and execute the Agreement within 45 days following the execution of this Letter of Intent.

14.           Exclusive Opportunity:  Following the execution of this Letter of Intent, the Seller will not negotiate or enter into discussions with any other party or offer the Assets or any interest therein for sale to any other party until the time herein provided for settlement of the Agreement has expired or, negotiations pertaining to the Agreement are terminated on not less than 30 days written notice to the Purchaser.

Initials  GH

15.           Not a Binding Agreement:  This Letter of Intent except paragraph 7, paragraph 10, paragraph 13 and paragraph 14 hereof does not create a binding contract and will not be enforceable. Only the definitive Agreement, duly executed and delivered by the Seller and the Purchaser, will be enforceable.

16.           Acceptance:  If you are agreeable to the foregoing terms, please sign and return a digital copy of this Letter of Intent by no later than by 5:00 p.m. October 5, 2012. Facsimile is acceptable to 847-327-1547 or by email to greg@maxsound.com

Sincerely,

Max Sound Corporation

By:  /s/ Greg Halpern
       Greg Halpern, Chief Financial Officer

The above terms are accepted this 2nd day of October 2012.

By:
        Liquid Spins, Inc.
        Herman DeBoard, President

Schedule A
Additional Provisions

Inspection Period:  The Purchaser will have 30 days (the “Inspection Period”) from the execution of the Agreement or, delivery of the Materials to examine the Materials, conduct physical inspections of the Assets and complete its other due diligence investigations. The Purchaser may cancel the Agreement at any time during the Inspection Period by written notice to the Seller.

Reliance Letters: The Seller will provide the Purchaser, as part of the Materials, with all appraisal, title, licensing, financial, and other reports pertaining to the condition or status of the Assets in its possession or control and will make its best efforts to obtain within the Inspection Period reliance letters to permit the Purchaser and its lender(s) to rely on such reports.

Warranty:  The Seller warrants and represents that the Seller is not aware of any adverse conditions affecting the Assets except as disclosed in the Materials.

Sales Commissions :  The Purchaser and the Seller will each indemnify and hold harmless the other against any claim arising out of the acts of the indemnifying party for a commission, finders fee or similar compensation made by any other broker in connection herewith.

Conduct of Business:  While the Letter of Intent or the Agreement remains in effect, the Seller will operate the Assets in the normal and usual course and will keep the Purchaser fully informed with respect to acquisition and licensing opportunities or ongoing negotiations and all other material circumstances, which may arise.

Schedule B
Liquid Spins, Inc. Assets

LIQUID SPINS ASSET LIST

RECORD LABEL DISTRIBUTION AGREEMENTS
●Warner Music Group
●EMI / Capital Records
●Sony Music Group
●Universal Music Group
●Curb Records
●RED

TECHNOLOGY - See PDF titled "Liquid Spins Technology Inventory_2012"
●Fully Functioning UI
●Proprietary UITS MP3 Security and Anti-Piracy System Fully Developed and Operational
●DRM Free Music from all labels
●API Developed
●Established Secure Ingestion Connections with all Labels
●Daily deliveries and take-downs
●Established Soundscan Reporting
●Secure Payment Gateway and Credit Card Storage Services
●Automated Sales Reporting with all Record Labels
●IOS Developed and Submitted to Apple
●Android Mobile System Fully Developed and Tested
●Fully Functional White Label Landing Page Affiliate System
●Multiple landing pages currently active
●Bulk Buy Program established
●Built to become a full service digital media distributor (movies, audio books, tv shows, etc)

INDEPENDENT ARTIST PROGRAM
●12 Artists launched for testing ●System set up to take millions in 24 months ●Both free and paid packages

RETAIL CONTRACTS FOR MUSIC DISTRIBUTION
●Country Weekly Magazine - first issue launched August 2012
●Cherry Berry Frozen Yogurt Bar — 2 million cups printed for national distribution
●Bone Daddy's House of Smoke — 10,000 coasters available in store
●MAXD - you understand the significance
●Floyds Barbershops
●Nashville Lifestyles Magazine
●Colorado Springs District 11 Schools - November Launch
●Lewis Palmer High School —Gift Card sales (for fundraising)
●Gaylord Opryland Hotels
●GAC in Test Mode
●City of Nashville — Coasters, online and in city advertising

GIFT CARD RETAIL CONTRACTS VIA INCOMM
Gift Cards in-stock:
Gift Cards shipped to stores:

Initial 12 month launch including:
●Kum & Go Stores, 475 locations
●Kwik Trip, 450 locations
●Fry's Electronics, 35 locations
●Puerto Rico (8 chains)
●Farmacias Aliadas, 24 locations
●Farmacias Plazas, 13 locations
●Blockbuster, 10 Locations
●CommuniKart, 18 locations

●Pueblo Supermarkets, 14 locations
●Ralph's Food Warehouse, 9 locations
●Superrnax, 15 locations
●Supermercados Del Este, 2 locations
●Variety Wholesale, 415 locations
●Holiday Corp, 475 locations
●Casey's, 1750 locations
●Hucks, 150 locations
●Travel Centers, 234 locations
●Luv's Travel Centers, 287 locations
●Valero, 995 locations

RECORD LABEL PROMOTIONS COMPLETED
●Bud Light, Walmart, and Curb Records ●Keith Urban, EMI Guitar Picks ●Pablo Albaron at the Latin Grammy's
●Foxy Shazaam at SXSW ●Corrosion of Conformity at SXSW ●Outdoor Fans for Sony at Essence Fest ●Jennifer Hudson
●Alecia Keys ●Charlie Wilson ●Fantasia ●Usher ●Miguel ●Gift Card Giveaways at CMA Fest ●Big Deal coasters at SXSW
●Keith Urban Coasters ●City of Nashville at SXSW

TECHNOLOGY PARTNERS SIGNED
●Zeevex.com
●TRG (Bing, Google, Ebay)
●Qubeey

PHYSICAL INVENTORY AND OFFICE EQUIPMENT - See PDF titled "Liquid Spins Physical Office Inventory 2012"

DESIGN AND RETAIL READY CONCEPTS- See PDF titled "Liquid Spins Design Assets Inventor 2012"

RETAIL NEGOTIATIONS IN PROGRESS
●Viaero Mobile ●The Denver Broncos (and the NFL) ●Broncos Beats ●Corporate Profile NYC
●Leoness and Lorimar - Tamecula Valley Vineyards ●Obrien Vineyards in NAPA ●Zeekler Auctions- San Jose
●US Olympic Committee and all team sports •American Media ●The Tate Group - Book Publishers
●CBS Radio ●Margaritaville ●Tahoe Celebrity Golf Tournament ●Ford Motor Company ●Conde Nast
●Cheeseburger Charlie's ●Shodogg ●Sound Egg ●East Coast Hockey League ●Walmart.com ●Pro Rodeo and PBR
●Marcus Thomas (Hot Pockets) ●Text Beats ●NASCAR ●Additional Incomnn Partners: ●Dollar General, 10,000 locations
●Incomm Virtual Mobile Channels ●Ziosk ●Target.com●High Sierra Backpacks ●Journey's and Genesco
●Bass Pro Shops of America ●Indirect Channel Stores, 4444 locations

BRAND VALUE
●Domain Value - www.liquidspins.corn
●Facebook Fans 8000+
●Twitter Followers 6000+
●Pinterest Sales Model
●Multiple Domains
●Record Label and Management Support
●Pre-Public Launch National Exposure
●Essence Fest ●Country Fest ●SXSW ●Latin Grammy's ●CMA Fest ●Country Radio Seminar
●Patent Pending on ''Digital Media Distribution using OR codes on apparel"
●Well-known brand name in the music industry
●Fully Developed Retail Ready Concepts

LIQUID SPINS RECORDS -
●Tim Rushlow - Initial EP Recorded and Launched ●Available on Liquid Spins, Amazon, iTunes, etc
●Produced by Grammy Award Winning Producer - Ian Eskelin
●5 Fully Master Recordings Owned:
    1. Freedom
    2. Rain Down On Me
    3. Its Never Too Late

    4. Unfinished Symphony
    5. Back To You
This is an EP that has potential and could be extended into a full length album, etc. As far as this EP goes I would forecast after one hit….. approximately 10,000 copies being sold through Liquid Spins Records at 100% income is $49,500.00. Then we can take into account that this intellectual property is worth whatever someone would pay for it which has a basic standard of a 3 times multiple.

This takes us to this master recording asset worth $150,000.00 and then add on the $30,000.00 of production advance that needs to be reimbursed

LIQUID SPINS PUBLISHING CATALOG – See Excel Spreadsheet titled “Liquid Spins Publishing Catalog”
●Houses copyrights and growing

Liquid Spins Web Assets

Domains:

ads.liquidspins.corn
    OpenX add server

albumprofile.com
    parked

api.liquidspins.com
    Full fledged API

b2bmp3.com
    Parked

blog.liquidspins.com
    Incomplete WordPress blog

dashboarci.liquidspins.com
    Dashboard for API

db.liquidspins.corn
    Main database server address

dev.Iiquidpins.com
    Unused development address

download.liquidspins.com
    Download server address

downloalsmp3formusic.com
    promo.liquidspins.com alias

fb.liquidspins.com
    Facebook app address

floyds.liquidspins.com
    Free music for life sweepstakes

giftcards.liquidspins.com
    Gift card retail site

groovecarte.com
    Parked

hydrospins.com
    Old API test site

iheartmp3.corn
    Parked

import.liquidspins.com
    import server address

latestmp3downloads.com
    Promo.liquidspins.com alias

leebrice.liquidspins.com
    Lee Brice and Bud Light free download

liquidspin.in
    URL shortener and click tracker

liquid-drops.com
    Forwards to liquidspins.com

liquid-skins.com
    Parked

liquid-skinz.com
    Parked

liquidgigs.com
    Forwards to liquidspins.com

liquidlids.com
    Forwards to liquidspins.com

liquidmusicclub.com
    Parked

liquiddrops.com
    Forwards to liquidspins.com

liquids pins. biz
    Forwards to liquidspins.com

liquidspins.com
    Main site address

liquidspins.net
    Forwards to liquidspins.corn

liquidspins.org
    Forwards to liquidspins.com

liquidspins.tv
    Forwards to liquidspins.com

liquidspinspublishing.com
    Parked

liquidspinsrecords.com
    Wordpress biog with Liquid Spins Records news

ipfootball.liquidspins.com
    Redirects to lprangers.liquidspins.com

Iprangers.liquidspins.corn
    Redirects to giftcards.liquidspins.com/lprangers/
    Sells gift cards specifically for Lewis Palmer Football Team

merch.liquidspins.com
    Incomplete merchandise store for labels and partners

mobile.liquidspins.com
    Outdated mobile site, left up for backwards compatibility and forwarding

mp3downloadsfast.com
    Alias for promo.liquidspins.corn

musicformyschool.com
    Parked

musicthreadz.com
    Parked

phpstaging.liquidspins.com
    Endpoint for staging server for new PHP based site.

pinterest.liquidspins.com
    Incomplete automated system for generating pinnable images for pinterest

previews.liquidspins.com
    Outdated endpoint for audio previews. Now called directly from AWS bucket

promo.liquidspins.com
    Promotional website that displays albums and links to the main site, for SEO

promotionmp3.com
    Wordpress for selling bulk gift cards at a discount for resale

qr.liquicispins.corn
    QR generator and styler for record labels

retaiLliquidspins.com
    Site for retailers to learn about the company and sign up to partner with us

songmp3downloads.com
    Alias for promo.liquidspins.com

spincodes.com
    Public QR generator and styler for all albums

staging.liquidspins.corn
    Endpoint for RoR staging server

test.liquidspins.com
    Test location for small php scripts and other php items

thepaperrecord.com
    Redirects to liquidspins.com

thesongmob.com
    Parked

winfreemusicforlife.com
    Parked

zevedo.com
    Parked

Servers on EC2:

Staging: Houses the RoR staging code and staging database.

Dev: Houses hydrospins.com.

Import: Import server, responsible for importing new data from EMI, Sony/Red, Curb and WMG.

DB: Houses the main Database (Postgresql) for the main site.

APP: Houses the main RoR website.

PHP: Houses most of the PHP related side sites.

PHP Staging: The staging and testing server for the in work new PHP site.

UMG: Import server for UMG content.

Download Server: Handles all downloads of mp3s.

Custom Built Scripts and Sites:

api.liquidspins.com: On PHP server. PHP based API site, which can:
    Display into on songs
    Display into on albums
    Display search results
    Receive a submitted order
    Send the downloads to the user

dashboard.liquidspins.com: on PHP server. PHP dashboard for the API with control panels for:
    Retailers
    Record labels
    Admin - with the ability to add new retailers.

download.liquidspins.com: PHP based download server, which does the following processes for the main site, the API, and the up and coming PHP site:
    Confirm that the user is allowed to download the requested song
    Retrieve the mp3 from the secured S3 storage
    Insert ID3 tags -- which embeds title, artist, album artwork, etc into the mp3
    Insert UITS code -- helps to secure the mp3 from pirating and required by Sony and UMG, soon to be required for all labels.
    Sends file to user
    Logs the download

fb.Iiquidspins.com: provides an alternative CSS for a fully functional iframe based Facebook app.

gittcards.liquidspins.com: On PHP server. Custom e-commerce site for selling gift cards. Includes affiliate program for Lewis Palmer Football.

import.liquidspins.com: RoR based import server, which receives files from the labels, processes the data and ads it to the database, and stores the previews, full tracks, and album artwork into the S3.

leebrice.liquidspins.com: On PHP server. Verities age, then provides free Parking Lot Party mp3 and links to sale of full album.

ligsp.in: On GoDaddy. YouRLs based URL shortener.

liquidspins.com: Main Site. See next section for more info.

phpstaging.liquidspins.com: In progress PHP site to replace the current site.

promo.liquidspins.com: On PHP server. Displays SEO friendly URLs as well as a site map for more 3E0 boosts.

cr.liquidspins.com: On PHP server. Uses QrEncode linux utility and ImageMagick to create QRs for albums, with the spincodes design -- rotated 45 degrees and laid over our graphics, for use by the record labels and affiliates. Embeds with affiliate code if logged in as an affiliate.

spincodes.com: On PHP server. Same system as qr.liquidspins.com but for public use.

staging.Iiquidspins.com: A duplicate environment of the live server, for testing changes to the sites code and database. RoR based, and will be replaced by Phpstaging Server.

Main Site Details:

The current main site is running on an AWS EC2 XLARGE instance, running CentOS 5 with Ruby on Rails 2.3.14 with Ruby EE 1.8.7 on Phusion Passenger (mod_rails/mod_rack) 3.0.7 and Apache 2.2.17

The site currently consists of the following features:
●Featured albums on the homepage
●Playlist creation and sharing

●Checkout with Credit Card, Gift Card, or Zeevex
●Save Credit Card to account (Done through Authorize.net CIM and is PCI compliant)
●Charts displaying top music
●Indy registration and music upload support
●Mobile optimized with full functionality.
●Site wide discount ability
●Latest music
●Browse by genre
●Album pages
●Song pages
●Corporate pages
●Error pages and reporting
●Custom retail partner pages
●Affiliate partner program
●Custom account management
●Recall previous orders and downloads
●Sharing options for Facebook and Twitter
●Reporting of sales to record labels

PHP Site Details:

Currently in development, the new PHP site will run on PHP 5.3 and keep up with each stable release. It will most likely be on Amazon Linux and run on EBS with autoscaling.

It has been coded to be able to run on multiple servers with a load balancer in between them.

The first phase of the site, which is a barebones site to replace the current site, has been designed and marked up in HTML for the most part. The majority of JavaScript and Ajax has been written. The PHP is still in progress.
Phase 1 will contain the following features:
●Dynamic Home Page -- In progress
●Browse by genre -- In progress
●Artist Page -- In progress
●Album Page -- Functionality complete, still adding small ascetic tweaks (track play time, social tools, etc).
●Search Module -- In progress
●Checkout and reporting. With CC, Gift Card, and Zeevex -- The majority of functionality for validation and reporting is complete. Once payment processing has been written, this will be done.
●User Profile -- Majority completed:
    ●Update password -- Completed
    ●Update email -- Completed
    ●View previous orders -- Completed

    ●Download previous downloads -- Completed
    ●Edit billing information -- In progress
●Download system -- Delegated to download server. Completed
●Corporate pages (EULA, Terms, etc.) -- Completed
●Error pages and error reporting -- Completed
●Support and FAO -- Completed

Phase 2 of the site will add back in some advanced features from the current site, as well as add in new advanced features, such as:
●Indy Artist System
●Affiliates and white labels
●Playlists
●Advanced social tools and sharing (Pinterest, HTML embedding, etc.)
●ROVI Data
●Advanced Search
●Charts
●Send a gift (buy music or credits for someone else)
●Anonymous Checkout and alternative login (Login with FB, Google etc.)

Download Server Details:

The download server is running in Bitnami linux with PHP 5.3 (soon to be upgraded) and utilizes a combination of AWS SDK, the Zend Media Package, Wine, and UITS utilities to retrieve files from secure S3 storage, embed ID 3 Tags and UITS code into mp3s, and send file to the user dynamically. This currently functions for all mp3 downloads, from the current site, the upcoming PHP site, and the API.